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                                  Exhibit 21

                           Registrant's Subsidiaries



           The following table sets forth certain of the subsidiaries of Registrant at March 4, 1995, all of which are wholly-owned and are included in the consolidated financial statements:

                                                             Organized
               Name                                      Under the Laws of
               ----                                      -----------------
           ADAP, Inc.                                          New Jersey
           Eagle Managed Care Corp.                            Delaware
           GDF, Inc.                                           Maryland
           Gray Drug Fair, Inc.                                Ohio
           Keystone Centers, Inc.                              Pennsylvania
           Lake Acquisition Corporation                        Delaware
           Lane Drug Company                                   Ohio
           Life-Aid Services, Inc.                             Delaware
           Name Rite, Inc.                                     Delaware
           Perry Drug Stores, Inc.                             Michigan
           Rack Rite Distributors, Inc.                        Pennsylvania
           RAFS, Inc.                                          Delaware
           Rite Aid Drug Palace, Inc.                          Delaware
           Rite Aid of Alabama, Inc.                           Alabama
           Rite Aid of Connecticut, Inc.                       Connecticut
           Rite Aid of Delaware, Inc.                          Delaware
           Ride Aid of Florida, Inc.                           Florida
           Rite Aid of Georgia, Inc.                           Georgia
           Rite Aid of Indiana, Inc.                           Indiana
           Rite Aid of Kentucky, Inc.                          Kentucky
           Rite Aid of Maine, Inc.                             Maine
           Rite Aid of Maryland, Inc.                          Maryland
           Rite Aid of Massachusetts, Inc.                     Massachusetts
           Rite Aid of Michigan, Inc.                          Michigan
           Rite Aid of New Hampshire, Inc.                     New Hampshire
           Rite Aid of New Jersey, Inc.                        New Jersey
           Rite Aid of New York, Inc.                          New York
           Rite Aid of North Carolina, Inc.                    North Carolina
           Rite Aid of Ohio, Inc.                              Ohio
           Rite Aid of Pennsylvania, Inc.                      Pennsylvania
           Rite Aid of Rhode Island, Inc.                      Rhode Island
           Rite Aid of South Carolina, Inc.                    South Carolina
           Rite Aid of Tennessee, Inc.                         Tennessee
           Rite Aid of Vermont, Inc.                           Vermont
           Rite Aid of Virginia, Inc.                          Virginia
           Rite Aid of Washington, D.C., Inc.                  District of Columbia
           Rite Aid of West Virginia, Inc.                     West Virginia
           Rite Aid Realty Corp.                               Delaware
           Rite Aid Rome Distribution Center, Inc.             New York
           Rite Investments, Inc.                              Delaware
           WRAC, Inc.                                          Pennsylvania

           At March 4, 1995, the Registrant also had additional wholly-owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.